Exhibit 77(q)

Exhibits

(e)(1)     First Amendment dated September 3, 2010 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors, B.V. dated March 27, 2007 – Filed herein.

(e)(2)     Second Amendment dated November 18, 2010 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors, B.V. dated March 27, 2007 – Filed herein.